Exhibit 10.41

PROVIDE COMMERCE, INC.

AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

STOCK OPTION GRANT NOTICE AND

STOCK OPTION AGREEMENT

Provide Commerce, Inc., a Delaware corporation (the “Company”), pursuant to its Amended and Restated 2003 Stock Incentive Plan (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s Stock set forth below (the “Option”). This Option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant:	___________________________________________________

Grant Date:	___________________________________________________

Exercise Price per Share:	$

Total Exercise Price:	$

Total Number of Shares Subject to the Option:	___________________________________________________

Expiration Date:	___________________________________________________

Type of Option:	☐ Incentive Stock Option	☐ Non-Qualified Stock Option

Vesting Schedule:	[To be specified in individual agreements]

[The Option shall also be subject to accelerated vesting in accordance with the terms of Section 10 of the Stock Option Agreement.]

By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan or the Option.

PROVIDE COMMERCE, INC.		PARTICIPANT

By:		By:
Print Name:		Print Name:
Title:
Address:	5005 Wateridge Vista Drive	Address:
San Diego, CA 92121

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

1. Exercise Period; Expiration of Option. The Option may not be exercised until vested pursuant to the vesting schedule set forth in the Grant Notice. Once vested, the Option may be exercised in whole or any part, at any time. However, the Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of ten years from the Grant Date;

(b) If this Option is designated as an Incentive Stock Option and Participant owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the expiration of five years from the date the Option was granted; or

(c) Except as set forth in a written agreement with the Company, the expiration of three months following the date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, unless such termination occurs by reason of Participant’s death, Disability or Participant’s discharge for Cause;

(d) The expiration of one year following the date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy by reason of Participant’s death or Disability; or

(e) The date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy by the Company or any Parent or Subsidiary by reason of Participant’s discharge for Cause.

No portion of the Option which has not become vested and exercisable at the date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Participant.

Participant acknowledges that an Incentive Stock Option exercised more than three months after Participant’s Termination of Employment, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option.

2. Exercise of Option. This Option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan. As a condition to exercising this Option, you agree that the Company may require you to pay any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of this Option in the manner described in the Plan. The Option may only be exercised for whole shares.

3. Payment of Exercise Price. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable law, to make payment of the exercise price under one of the following alternatives:

(a) Payment in cash (including check) at the time of exercise;

(b) Payment, in whole or in part, through the delivery of shares of Stock which have been owned by Participant for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(c) Payment through the delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided, that payment of such proceeds is made to the Company upon settlement of such sale; or

(d) Subject to any applicable laws, payment through any combination of the consideration provided in the foregoing paragraphs (a), (b) and (c).

4. Transferability.

(a) Subject to Section 4(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying the Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b) Notwithstanding any other provision in this Stock Option Agreement, with the consent of the Administrator and to the extent the Option is not intended to qualify as an Incentive Stock Option, the Option may be transferred to one or more Permitted Transferees, subject to the terms and conditions set forth in Section 11.3(b) of the Plan.

(c) Unless transferred to a Permitted Transferee in accordance with Section 4(b), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. Subject to such conditions and procedures as the Administrator may require, a Permitted Transferee may exercise the Option or any portion thereof during Participant’s lifetime. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 1, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

5. Notices. Any notice to be given under the terms of this Stock Option Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

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6. Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Stock Option Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such shares or (b) within one year after the transfer of such shares to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

7. Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by Participant in any calendar year exceeds $100,000 (or such other limitation as imposed by Section 422(d) of the Code), the Option and such other options shall be treated as not qualifying under Section 422 of the Code but rather shall be considered Non-Qualified Stock Options. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.

8. Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Stock Option Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

9. No Right to Continued Service. Nothing in the Plan or this Stock Option Agreement shall confer upon Participant any right to (a) continue in the employ of the Company or any Parent or Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Parents and Subsidiaries, which are hereby expressly reserved, to discharge Participant, if Participant is an Employee, or (b) continue to provide services to the Company or any Parent or Subsidiary or shall interfere with or restrict in any way the rights of the Company or its Parents and Subsidiaries, which are hereby expressly reserved, to terminate the services of Participant, if Participant is a consultant, at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company, a Parent or a Subsidiary and Participant, or (c) continue to serve as a member of the Board or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge Participant in accordance with the Company’s Bylaws.

[10. Special Acceleration Provisions. To the extent the Option does not accelerate in connection with a Change in Control, immediately upon an Involuntary Termination of Participant’s employment or service with the Company or any Parent or Subsidiary or successor within 18 months following such Change in Control, the vesting and exercisability of the Option (or any replacement grant), to the extent outstanding at the time of the Involuntary Termination but not otherwise fully exercisable, shall automatically accelerate so that the Option shall become immediately vested and exercisable for all the shares of Stock at the time subject to the Option and may be exercised for any or all of those shares as fully vested shares of Stock. The Option, as accelerated pursuant to this Section 10, shall remain so exercisable until the earlier of (i) the Expiration Date or (ii) the expiration of the one-year period measured from the effective date of Participant’s Involuntary Termination.]

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